Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES SECOND QUARTER 2016
FINANCIAL RESULTS
Strong Top- and Bottom-line Growth
Total Revenues of $381 Million Driven by Strong Sales of Xyrem, Erwinaze and Defitelio

DUBLIN, August 9, 2016 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the second quarter of 2016 and updated financial guidance for 2016.

“We have made significant progress in 2016, as we continue to build the foundation for future growth by further diversifying and strengthening our hematology/oncology portfolio with the addition of Vyxeos, a late-stage product candidate for the treatment of acute myeloid leukemia, through the acquisition of Celator Pharmaceuticals,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “We achieved strong organic sales growth of our key products, including a significant contribution from the U.S. launch of Defitelio, received FDA approval of our manufacturing facility in Athlone, Ireland and entered into additional corporate development transactions with the potential to bring innovative treatment options to patients.”

GAAP net income attributable to Jazz Pharmaceuticals plc for the second quarter of 2016 was $111.3 million, or $1.80 per diluted share, compared to $88.1 million, or $1.40 per diluted share, for the second quarter of 2015.

The company has modified the calculation of its non-GAAP income tax provision and has reflected this modification in its 2015 and 2016 non-GAAP interim period results and full-year 2016 financial guidance in connection with the Securities and Exchange Commission’s May 2016 guidance pertaining to non-GAAP financial measures.  The company's modified calculation no longer includes the cash tax benefits the company realizes during the year from net operating losses and credits and deductible share-based compensation and now includes other deferred taxes and changes in unrecognized tax benefits.  This modification does not reflect a change in the amount of cash taxes that the company expects to pay in 2016, or in the future, or a change to the company’s expected future cash flows.

Adjusted net income attributable to Jazz Pharmaceuticals plc for the second quarter of 2016 was $162.6 million, or $2.63 per diluted share. Without giving effect to the modification described above, adjusted net income attributable to Jazz Pharmaceuticals plc for the second quarter of 2016 would have been $174.3 million, or $2.82 per diluted share. Adjusted net income attributable to Jazz Pharmaceuticals plc for the second quarter of 2015 was $144.2 million, or $2.28 per diluted share. Without giving effect to the modification described above, adjusted net income attributable to Jazz Pharmaceuticals plc for the second quarter of 2015 was previously reported as $152.2 million, or $2.41 per diluted share. Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included in this press release.

Financial Highlights

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands, except per share amounts and percentages)	2016	2015	Change	2016	2015	Change
Total revenues	$381,161	$333,747	14.2%	$717,171	$643,050	11.5%
GAAP net income attributable to Jazz Pharmaceuticals plc	$111,282	$88,114	26.3%	$185,403	$158,814	16.7%
Adjusted net income attributable to Jazz Pharmaceuticals plc[1]	$162,584	$144,151	12.8%	$295,461	$259,666	13.8%
GAAP EPS attributable to Jazz Pharmaceuticals plc	$1.80	$1.40	28.6%	$2.98	$2.52	18.3%
Adjusted EPS attributable to Jazz Pharmaceuticals plc[1]	$2.63	$2.28	15.4%	$4.75	$4.12	15.3%
____________________________

1.
Without giving effect to the modification of the calculation of non-GAAP income tax provision described above, adjusted net income attributable to Jazz Pharmaceuticals plc would have been $174.3 million, or $2.82 per diluted share, and was previously reported as $152.2 million, or $2.41 per diluted share, for the three months ended June 30, 2016 and 2015, respectively. Without giving effect to the modification described above, adjusted net income attributable to Jazz Pharmaceuticals plc would have been $315.3 million, or $5.07 per diluted share, and was previously reported as $277.2 million, or $4.40 per diluted share, for the six months ended June 30, 2016 and 2015, respectively.

Total Revenues

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2016	2015	2016	2015
Xyrem® (sodium oxybate) oral solution	$280,968	$247,846	$530,505	$460,536
Erwinaze® / Erwinase® (asparaginase Erwinia chrysanthemi)	49,748	46,151	100,921	96,504
Defitelio® (defibrotide sodium) / defibrotide	33,246	15,257	51,143	32,620
Prialt® (ziconotide) intrathecal infusion	8,073	7,138	14,282	13,902
Psychiatry	3,867	9,372	10,869	18,465
Other	3,208	6,342	5,306	17,114
Product sales, net	379,110	332,106	713,026	639,141
Royalties and contract revenues	2,051	1,641	4,145	3,909
Total revenues	$381,161	$333,747	$717,171	$643,050
Net product sales increased 14% in the second quarter of 2016 compared to the same period in 2015 due to higher net product sales of Xyrem, Erwinaze and Defitelio.
Xyrem net product sales increased 13% in the second quarter of 2016 compared to the same period in 2015.
Erwinaze/Erwinase net product sales increased 8% in the second quarter of 2016 compared to the same period in 2015. While Erwinaze net product sales increased, the company expects to continue to experience inventory and supply challenges, which may result in temporary disruptions in the company's ability to supply certain markets, including the U.S., from time to time. The company continues to work with distributors to prioritize delivery of drug to institutions for the treatment of patients who have been prescribed Erwinaze.
Defitelio/defibrotide net product sales increased $18.0 million in the second quarter of 2016 compared to the same period in 2015. The increase in net product sales was due to net sales of $9.5 million following the April 2016 launch of Defitelio in the U.S. and a significant increase in net product sales outside of the U.S.

Operating Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except percentages)	2016	2015	2016	2015
GAAP:
Cost of product sales	$23,980	$21,813	$47,419	$50,111
Gross margin	93.7%	93.4%	93.3%	92.2%
Selling, general and administrative	$122,618	$107,132	$251,383	$219,520
% of total revenues	32.2%	32.1%	35.1%	34.1%
Research and development	$39,091	$27,833	$70,343	$55,014
% of total revenues	10.3%	8.3%	9.8%	8.6%
Acquired in-process research and development	$—	$—	$8,750	$—

Non-GAAP adjusted:
Cost of product sales	$23,017	$21,041	$45,657	$48,644
Gross margin	93.9%	93.7%	93.6%	92.4%
Selling, general and administrative	$99,488	$88,470	$202,099	$183,511
% of total revenues	26.1%	26.5%	28.2%	28.5%
Research and development	$35,562	$23,967	$63,524	$47,663
% of total revenues	9.3%	7.2%	8.9%	7.4%
Operating expenses changed over the prior year period primarily due to the following:

•
Selling, general and administrative (SG&A) expenses increased in the second quarter of 2016 compared to the same period in 2015, on a GAAP and on a non-GAAP adjusted basis, primarily due to higher headcount and other expenses resulting from the expansion of the company’s business.

•
Research and development (R&D) expenses increased in the second quarter of 2016 compared to the same period in 2015, on a GAAP and on a non-GAAP adjusted basis, primarily due to higher costs for clinical studies and outside services for the development of JZP-110 and line extensions for the company’s existing products.

Cash Flow and Balance Sheet
As of June 30, 2016, cash, cash equivalents and investments were $916.4 million, and the outstanding principal balance of the company’s long-term debt was $1.3 billion. Cash, cash equivalents and investments decreased from December 31, 2015 primarily due to repurchases under the company’s share repurchase program and a $150.0 million milestone payment triggered by the U.S. Food and Drug Administration (FDA) approval of Defitelio on March 30, 2016, partially offset by cash generated by the business. During the six months ended June 30, 2016, the company repurchased 1.3 million ordinary shares for $163.2 million, at an average cost of $126.74 per ordinary share.

Recent Developments
In June 2016, the company received FDA approval for its manufacturing facility in Athlone, Ireland. Xyrem and certain development product candidates will be manufactured in this facility.

On July 12, 2016, the company completed its acquisition of Celator Pharmaceuticals, Inc. for approximately $1.5 billion.
On July 12, 2016, the company amended its existing credit agreement by increasing the revolving credit facility to $1.25 billion from $750 million and extending the maturity date of the term loan facility and revolving credit facility to July 2021 from June 2020. The company used borrowings of $1.0 billion under the company’s revolving credit facility, together with cash on hand, to fund the Celator acquisition, resulting in an increase of the outstanding principal balance of long-term debt to approximately $2.3 billion.
On August 2, 2016, the U.S. Centers for Medicare and Medicaid Services approved a New Technology Add-on Payment (NTAP) for Defitelio after determining that Defitelio met the NTAP criteria for newness, substantial clinical improvement relative to existing therapies and specific cost thresholds. Beginning October 1, 2016 NTAP will provide incremental reimbursement to the standard diagnosis-related group based reimbursement for Defitelio which should support Medicare beneficiaries’ access to Defitelio when treated in certain inpatient hospital settings.

2016 Financial Guidance*
Jazz Pharmaceuticals is updating its full year 2016 financial guidance primarily due to the acquisition of Celator Pharmaceuticals and modification of the calculation of non-GAAP income tax provision, as follows (in millions, except per share amounts and percentage):

Revenues	$1,485-$1,530
Total net product sales	$1,477-$1,522
-Xyrem net sales	$1,095-$1,130
-Erwinaze/Erwinase net sales	$190-$215
-Defitelio/defibrotide net sales	$105-$125
GAAP gross margin %	93%
Non-GAAP adjusted gross margin %[1,4]	93%
GAAP SG&A expenses	$499-$529
Non-GAAP adjusted SG&A expenses[2,4]	$400-$415
GAAP R&D expenses	$149-$161
Non-GAAP adjusted R&D expenses[3,4]	$135-$145
GAAP net income per diluted share	$5.66-$6.56
Non-GAAP adjusted net income per diluted share[4]	$9.90-$10.30
____________________________
* Updated August 9, 2016. The company's 2016 financial guidance remains subject to final acquisition accounting adjustments for the acquisition of Celator Pharmaceuticals.

1.	Excludes $5 million of share-based compensation expense from estimated GAAP gross margin.

2.
Excludes $78-$86 million of share-based compensation expense, $15-$22 million of transaction and integration related costs and $6 million of expenses related to certain legal proceedings and restructuring from estimated GAAP SG&A expenses.

3.	Excludes $14-$16 million of share-based compensation expense from estimated GAAP R&D expenses.

4.
See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the table titled "Reconciliation of GAAP to Non-GAAP Adjusted 2016 Net Income Guidance" provided on the last page of this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EDT (9:30 p.m. IST) to provide a business and financial update and discuss its 2016 second quarter results. The live webcast may be accessed from the Investors & Media section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 855 353 7924 in the U.S., or +1 503 343 6056 outside the U.S., and entering passcode 44700140.

A replay of the conference call will be available through August 16, 2016 by dialing +1 855 859 2056 in the U.S., or +1 404 537 3406 outside the U.S., and entering passcode 44700140. An archived version of the webcast will be available for at least one week in the Investors & Media section of the company's website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals plc
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is an international biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing meaningful products that address unmet medical needs. The company has a diverse portfolio of products and product candidates with a focus in the areas of sleep and hematology/oncology. In these areas, Jazz Pharmaceuticals markets Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi) and Defitelio® (defibrotide sodium) in the U.S. and markets Erwinase® and Defitelio® (defibrotide) in countries outside the U.S. For more information, please visit www.jazzpharmaceuticals.com.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. In particular, the company presents non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc (and the related per share measure) and its line item components, as well as certain non-GAAP adjusted financial measures derived therefrom, including non-GAAP adjusted gross margin percentage and non-GAAP adjusted effective tax rate. Non-GAAP adjusted net income (and the related per share measure) and its line item components exclude from reported GAAP net income (and the related per share measure) and its line item components certain items, as detailed in the reconciliation tables that follow, and in the case of non-GAAP adjusted net income (and the related per share measure), adjust for the tax effect of non-GAAP adjustments and, for the comparable 2015 periods, adjust for the amount attributable to noncontrolling interests. In this regard, the components of non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc, including non-GAAP cost of product sales, non-GAAP selling, general and administrative expenses and non-GAAP research and development expenses, are income statement line items prepared on the same basis as, and therefore components of, the overall non-GAAP adjusted net income measure.
The company believes that each of these non-GAAP financial measures provides useful information to management, investors and analysts by excluding items that may not be indicative of the company’s core operating results and business outlook, such as intangible asset amortization, share-based compensation expense, upfront and milestone payments, expenses related to certain legal proceedings and restructuring, transaction and integration related costs, non-cash interest and loss on extinguishment and modification of debt, and by including the above-mentioned tax effect and noncontrolling interest adjustments. Jazz Pharmaceuticals’ management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business and to make operating decisions, and compensation of executives is based in part on certain of these non-GAAP financial measures. In addition, Jazz Pharmaceuticals believes that these non-GAAP financial measures are useful to investors because they enhance investors’ ability to compare the company’s results from period to period; allow for greater transparency with respect to key financial metrics the company uses in making operating decisions; and are regularly used by investors and analysts to model and track the company’s financial performance.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the company’s condensed consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures.  Likewise, the company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. In this regard, the company has modified the calculation of its non-GAAP income tax provision and accordingly, commencing with the company’s presentation of non-GAAP adjusted net income (and the related per share measures) for the three and six months ended June 30, 2016, the income tax effect of the adjustments between GAAP reported and non-GAAP adjusted results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). For purposes of comparability, the non-GAAP income tax provision and the corresponding income tax adjustment to arrive at non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc (and the related per share measures) for the comparable 2015 periods are presented on the same basis. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial and operating results, including 2016 financial guidance, the company’s manufacturing plans, the expected impact of NTAP designation for Defitelio, and other statements that are not historical facts.  These forward-looking statements are based on the company’s current plans, objectives, estimates, expectations and intentions, and inherently involve significant risks and uncertainties.  Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with maintaining or increasing sales of and revenue from Xyrem, such as the potential introduction of generic competition or other competitive products; regulatory restrictions and requirements applicable to Xyrem and ongoing patent litigation and related proceedings; effectively commercializing the company’s other products and product candidates; protecting and enhancing the company’s intellectual property rights; delays or problems in the supply or manufacture of the company’s products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements; the difficulty and uncertainty of pharmaceutical product development and the uncertainty of clinical success; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired businesses such as Celator Pharmaceuticals, Inc.; the extent to which hospitals will take advantage of the NTAP program with respect to Defitelio; the ability to achieve expected future financial performance and results; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and future filings and reports by the company, including the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.  Other risks and uncertainties of which the company is not currently aware may also affect the company’s forward-looking statements and may cause actual results and timing of events to differ materially from those anticipated.  The forward-looking statements herein are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the company on its website or otherwise.  The company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Product sales, net	$379,110	$332,106	$713,026	$639,141
Royalties and contract revenues	2,051	1,641	4,145	3,909
Total revenues	381,161	333,747	717,171	643,050
Operating expenses:
Cost of product sales (excluding amortization of intangible assets)	23,980	21,813	47,419	50,111
Selling, general and administrative	122,618	107,132	251,383	219,520
Research and development	39,091	27,833	70,343	55,014
Acquired in-process research and development	—	—	8,750	—
Intangible asset amortization	26,737	23,668	49,379	48,345
Total operating expenses	212,426	180,446	427,274	372,990
Income from operations	168,735	153,301	289,897	270,060
Interest expense, net	(12,121)	(15,812)	(24,313)	(32,057)
Foreign currency gain (loss)	—	(1,914)	(819)	331
Loss on extinguishment and modification of debt	—	(16,815)	—	(16,815)
Income before income tax provision	156,614	118,760	264,765	221,519
Income tax provision	45,332	30,647	79,362	62,706
Net income	111,282	88,113	185,403	158,813
Net loss attributable to noncontrolling interests, net of tax	—	(1)	—	(1)
Net income attributable to Jazz Pharmaceuticals plc	$111,282	$88,114	$185,403	$158,814

Net income attributable to Jazz Pharmaceuticals plc per ordinary share:
Basic	$1.84	$1.44	$3.05	$2.60
Diluted	$1.80	$1.40	$2.98	$2.52
Weighted-average ordinary shares used in per share calculations - basic	60,499	61,190	60,821	60,998
Weighted-average ordinary shares used in per share calculations - diluted	61,833	63,090	62,154	63,028

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$867,966	$988,785
Investments	48,409	—
Accounts receivable, net of allowances	231,837	209,685
Inventories	33,291	19,451
Prepaid expenses	23,143	20,699
Other current assets	26,244	19,047
Total current assets	1,230,890	1,257,667
Property and equipment, net	93,476	85,572
Intangible assets, net	1,300,761	1,185,606
Goodwill	661,845	657,139
Deferred tax assets, net, non-current	117,507	122,863
Deferred financing costs	6,610	7,209
Other non-current assets	37,005	27,548
Total assets	$3,448,094	$3,343,604
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,406	$21,807
Accrued liabilities	157,622	164,070
Current portion of long-term debt	37,500	37,587
Income taxes payable	1,761	1,808
Deferred revenue	1,432	1,370
Total current liabilities	226,721	226,642
Deferred revenue, non-current	3,161	3,721
Long-term debt, less current portion	1,141,652	1,150,857
Deferred tax liability, net, non-current	289,906	294,485
Other non-current liabilities	94,196	69,253
Total shareholders’ equity	1,692,458	1,598,646
Total liabilities and shareholders’ equity	$3,448,094	$3,343,604

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP reported net income attributable to Jazz Pharmaceuticals plc	$111,282	$88,114	$185,403	$158,814
Intangible asset amortization	26,737	23,668	49,379	48,345
Share-based compensation expense	25,433	23,300	49,616	44,119
Upfront and milestone payments	—	—	8,750	—
Expenses related to certain legal proceedings and restructuring	—	—	6,060	553
Transaction and integration related costs	2,189	—	2,189	155
Non-cash interest expense	5,414	6,032	10,776	12,048
Loss on extinguishment and modification of debt	—	16,815	—	16,815
Income tax effect of adjustments (1)	(8,471)	(13,776)	(16,712)	(21,181)
Adjustments for amount attributable to noncontrolling interests (2)	—	(2)	—	(2)
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc	$162,584	$144,151	$295,461	$259,666

GAAP reported net income attributable to Jazz Pharmaceuticals plc per diluted share	$1.80	$1.40	$2.98	$2.52
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share (3)	$2.63	$2.28	$4.75	$4.12
Weighted-average ordinary shares used in diluted per share calculations	61,833	63,090	62,154	63,028
_____________________________

(1)
The income tax effect of the adjustments between GAAP reported and non-GAAP adjusted net income takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s).

(2)	The noncontrolling interests’ share of the above adjustments as applicable.

(3)
Commencing with the company's earnings release for the second quarter of 2016, the company modified the calculation of its non-GAAP income tax provision. The following table sets forth the impact of the modification on non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share and is provided for informational purposes only during the periods affected by the modification.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share	$2.63	$2.28	$4.75	$4.12
Impact attributable to the modified calculation of non-GAAP income tax provision	0.19	0.13	0.32	0.28
	$2.82	$2.41	$5.07	$4.40

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	June 30, 2016				June 30, 2015
	GAAP Reported	Adjustments		Non-GAAP Adjusted	GAAP Reported	Adjustments		Non-GAAP Adjusted
Total revenues	$381,161	$—		$381,161	$333,747	$—		$333,747
Cost of product sales (excluding amortization of intangible assets)	23,980	(963)	(a)	23,017	21,813	(772)	(a)	21,041
Selling, general and administrative	122,618	(23,130)	(b)	99,488	107,132	(18,662)	(b)	88,470
Research and development	39,091	(3,529)	(c)	35,562	27,833	(3,866)	(c)	23,967
Intangible asset amortization	26,737	(26,737)		—	23,668	(23,668)		—
Interest expense, net	12,121	(5,414)	(d)	6,707	15,812	(6,032)	(d)	9,780
Foreign currency loss	—	—		—	1,914	—		1,914
Loss on extinguishment and modification of debt	—	—		—	16,815	(16,815)		—
Income before income tax provision	156,614	59,773	(e)	216,387	118,760	69,815	(e)	188,575
Income tax provision	45,332	8,471	(f)	53,803	30,647	13,776	(f)	44,423
Effective tax rate (g)	28.9%			24.9%	25.8%			23.6%
Net income	111,282	51,302	(h)	162,584	88,113	56,039	(h)	144,152
Net income (loss) attributable to noncontrolling interests, net of tax	—	—	(i)	—	(1)	2	(i)	1
Net income attributable to Jazz Pharmaceuticals plc	$111,282	$51,302	(j)	$162,584	$88,114	$56,037	(j)	$144,151
Net income attributable to Jazz Pharmaceuticals plc per diluted share	$1.80			$2.63	$1.40			$2.28

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Six Months Ended
	June 30, 2016				June 30, 2015
	GAAP Reported	Adjustments		Non-GAAP Adjusted	GAAP Reported	Adjustments		Non-GAAP Adjusted
Total revenues	$717,171	$—		$717,171	$643,050	$—		$643,050
Cost of product sales (excluding amortization of intangible assets)	47,419	(1,762)	(k)	45,657	50,111	(1,467)	(k)	48,644
Selling, general and administrative	251,383	(49,284)	(l)	202,099	219,520	(36,009)	(l)	183,511
Research and development	70,343	(6,819)	(m)	63,524	55,014	(7,351)	(m)	47,663
Acquired in-process research and development	8,750	(8,750)		—	—	—		—
Intangible asset amortization	49,379	(49,379)		—	48,345	(48,345)		—
Interest expense, net	24,313	(10,776)	(d)	13,537	32,057	(12,048)	(d)	20,009
Foreign currency (gain) loss	819	—		819	(331)	—		(331)
Loss on extinguishment and modification of debt	—	—		—	16,815	(16,815)		—
Income before income tax provision	264,765	126,770	(n)	391,535	221,519	122,035	(n)	343,554
Income tax provision	79,362	16,712	(f)	96,074	62,706	21,181	(f)	83,887
Effective tax rate (g)	30.0%			24.5%	28.3%			24.4%
Net income	185,403	110,058	(o)	295,461	158,813	100,854	(o)	259,667
Net income (loss) attributable to noncontrolling interests, net of tax	—	—	(i)	—	(1)	2	(i)	1
Net income attributable to Jazz Pharmaceuticals plc	$185,403	$110,058	(p)	$295,461	$158,814	$100,852	(p)	$259,666
Net income attributable to Jazz Pharmaceuticals plc per diluted share	$2.98			$4.75	$2.52			$4.12
_____________________________
Explanation of Adjustments and Certain Line Items (in thousands):

(a)	Share-based compensation expense of $963 and $772 for the three months ended June 30, 2016 and 2015, respectively.

(b)	Share-based compensation expense of $20,949 and $18,662 and transaction and integration related costs of $2,181 and $0 for the three months ended June 30, 2016 and 2015, respectively.

(c)	Share-based compensation expense of $3,521 and $3,866 and transaction and integration related costs of $8 and $0 for the three months ended June 30, 2016 and 2015, respectively.

(d)	Non-cash interest expense associated with debt discount and debt issuance costs for the respective three- and six-month periods.

(e)	Sum of adjustments (a) through (d) plus the adjustments for intangible asset amortization and loss on extinguishment and modification of debt, as applicable, for the respective three-month period.

(f)
Income tax effect of the adjustments between GAAP reported and non-GAAP adjusted net income takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s) in the respective three-and six-month periods.

(g)	Income tax provision divided by income before income tax provision for the respective three- and six-month periods.

(h)	Net of adjustments (e) and (f) for the respective three-month period.

(i)	Adjustments for amount attributable to noncontrolling interests for the respective three- and six-month periods.

(j)	Net of adjustments (h) and (i) for the respective three-month period.

(k)	Share-based compensation expense of $1,652 and $1,467 and expenses related to certain legal proceedings and restructuring of $110 and $0 for the six months ended June 30, 2016 and 2015, respectively.

(l)
Share-based compensation expense of $41,153 and $35,301, expenses related to certain legal proceedings and restructuring of $5,950 and $553 and transaction and integration related costs of $2,181 and $155 for the six months ended June 30, 2016 and 2015, respectively.

(m)	Share-based compensation expense of $6,811 and $7,351 and transaction and integration related costs of $8 and $0 for the six months ended June 30, 2016 and 2015, respectively.

(n)
Sum of adjustments (k), (l), (m) and (d) plus the adjustments for acquired in-process research and development expenses, intangible asset amortization and loss on extinguishment and modification of debt, as applicable, for the respective six-month period.

(o)	Net of adjustments (n) and (f) for the respective six-month period.

(p)	Net of adjustments (o) and (i) for the respective six-month period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2016 NET INCOME GUIDANCE*
(In millions, except per share amounts)
(Unaudited)

GAAP net income	$351 - $407
Intangible asset amortization	100 - 110
Share-based compensation expense	97 - 107
Upfront and milestone payments	24
Transaction and integration related costs	15 - 22
Expenses related to certain legal proceedings and restructuring	6
Non-cash interest expense	20 - 24
Income tax effect of adjustments	(37) - (27)
Non-GAAP adjusted net income	$615 - $640

GAAP net income per diluted share[1]	$5.66-$6.56
Non-GAAP adjusted net income per diluted share [1]	$9.90-$10.30

Weighted-average ordinary shares used in per share calculations	62
_____________________________
* Updated August 9, 2016. The company's 2016 financial guidance remains subject to final acquisition accounting adjustments for the acquisition of Celator Pharmaceuticals.

1.
The change in GAAP guidance from the company's May 10, 2016 guidance is primarily due to the acquisition of Celator, which increased estimated SG&A and R&D expenses, and net interest expense. The change in non-GAAP guidance is primarily due to the acquisition of Celator, and the modification of the calculation of the company's non-GAAP income tax provision of approximately $0.55 per share.

Contacts:
Investors
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7887
U.S., + 1 650 496 2717

Media
Laurie Hurley
Vice President, Corporate Affairs
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7894
U.S., + 1 650 496 2796